SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement        |_|      Confidential, For Use
                                                   of the Commission Only
                                                   (as permitted by
                                                   Rule 14a-6(e) (2))

|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  Metromedia International Group, Inc.
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(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

         |X| No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:
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         (2)     Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
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         (4)      Proposed maximum aggregate value of transaction:
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         (5)      Total fee paid:
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         |_| Fee paid previously with preliminary materials:
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         |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
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         (2)      Form, Schedule or Registration Statement no.:
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         (3)      Filing Party:
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         (4)      Date Filed:
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



                                [Lens Letterhead]


Contact: Richard A. Bennett                Scott Sunshine or Carol Crane
         Chief Activism Officer            TowersGroup
         Lens                              (212) 354-5020
         (207) 775-4296                    scottsunshine@towerspr.com
         rbennett@lens-inc.com             carolcrane@towerspr.com


                       METROMEDIA COMMITS ITSELF TO 10/12
                          ANNUAL STOCKHOLDERS' MEETING
                   ------------------------------------------

                Elliott Associates Agrees Not to Proceed to Trial


NEW YORK, August 8, 2001 - Metromedia International Group, Inc. (AMEX: MMG) has signed a stipulation with Elliott Associates, L.P. and Elliott International, L.P. (together "Elliott"), institutional investment firms under common management. According to the stipulation, which also constitutes an order of the court, MMG cannot change either the October 12, 2001 date for the annual stockholders meeting or the August 31, 2001 record date without the prior approval of either Elliott or the Delaware Court of Chancery.

With this stipulation, Elliott has achieved its goals in filing its complaint against MMG under Section 211 of the Delaware General Corporation Law. Accordingly, Elliott and MMG have notified the court that the previously scheduled August 10, 2001 trial date is unnecessary. Since Elliott filed its suit, MMG has announced a date for its annual meeting and a record date, and now has agreed not to change those dates without preapproval. More than thirteen months have passed since MMG's last annual meeting.

"This is exactly what we hoped MMG would do all along; it's unfortunate that we had to resort to legal action to make it happen," said Richard A.
Bennett, a principal of Lens Investment Management, LLC, the shareholder activist specialist working on behalf of Elliott in its MMG efforts. "Now that the meeting and record dates have been set, and those dates cannot be changed without prior approval, MMG's stockholders will finally have an opportunity to directly address management with their concerns."

Elliott  has  filed  an  amended   preliminary  proxy  statement  with  the
Securities and Exchange Commission in connection with the 2001 Annual Meeting of MMG stockholders. The proxy nominates two candidates to the MMG Board of Directors and puts forward two stockholder proposals. The amended preliminary proxy statement, which can be found on the SEC's website (http://www.sec.gov), discusses a number of issues that Elliott believes have resulted in the downward trend in MMG's stock price.

Metromedia International Group, Inc. is a global communications and media company operating telephony and television businesses in Eastern Europe, the republics of the former Soviet Union and other emerging markets. The company, headed by Chairman John W. Kluge and CEO Stuart Subotnick, also owns the lawn and garden equipment manufacturer Snapper, which it has called a "non-core" asset.

Elliott Associates, L.P. and Elliott International, L.P. are institutional investors with a collective ownership of approximately 4.0% of MMG Common Stock. Elliott Associates is based in New York, and Elliott International is based in the Cayman Islands. The investment activities of Elliott Associates and Elliott International are under common management.

Founded in 1991 by Robert A.G. Monks as an investment management firm, Lens was among the first fund managers to take an active role in corporate governance. Over the past decade, Lens, which no longer operates as a portfolio manager but rather as a specialist in investor activism, has succeeded in increasing the value of shareholders' investment in companies including Scott Paper, American Express, Eastman Kodak and Pioneer Group.

PLEASE READ THE PROXY STATEMENT OF ELLIOTT ASSOCIATES, L.P. AND ELLIOTT INTERNATIONAL, L.P. WHEN IT BECOMES AVAILABLE, BECAUSE IT

CONTAINS IMPORTANT INFORMATION INCLUDING INFORMATION ABOUT INDIVIDUALS DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES OF METROMEDIA INTERNATIONAL GROUP, INC. STOCKHOLDERS. YOU MAY OBTAIN THIS PROXY STATEMENT, OR ANY OTHER RELEVANT DOCUMENTS, FOR FREE AT WWW.SEC.GOV AND AT WWW.FREEEDGAR.COM. YOU MAY ALSO OBTAIN THIS PROXY STATEMENT, OR ANY OTHER INFORMATION RELEVANT TO THE SOLICITATION OF PROXIES BY ELLIOTT ASSOCIATES AND ELLIOTT INTERNATIONAL, BY CONTACTING LAWRENCE E. DENNEDY BY MAIL AT MACKENZIE PARTNERS, INC., 156 FIFTH AVENUE, NEW YORK, NEW YORK 10010, OR BY CALLING MR. DENNEDY TOLL FREE AT (800) 322-2885. PRESENTLY, A PRELIMINARY FORM OF THIS PROXY STATEMENT IS PUBLICLY AVAILABLE.